Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of units of limited partnership of Urban Improvement Fund Limited – 1974, a California limited partnership, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended.

March 15, 2004

SP MILLENNIUM L.L.C.
By: SP Special L.L.C., Manager
By: SP Real Estate L.L.C., its sole member
By: SP Investments II L.L.C., its sole member

By:	/s/ John M. Orehek
John M. Orehek, Manager

SP SPECIAL L.L.C.
By: SP Real Estate L.L.C., its sole member
By: SP Investments II L.L.C., its sole member

By:	/s/ John M. Orehek
John M. Orehek, Manager

SP REAL ESTATE L.L.C.
By: SP Investments II L.L.C., its sole member

By:	/s/ John M. Orehek
John M. Orehek, Manager

SP INVESTMENTS II L.L.C.

By:	/s/ John M. Orehek
John M. Orehek, Manager

/s/ Paul H. Pfleger
Paul H. Pfleger

/s/ John M. Orehek
John M. Orehek